CODE OF ETHICS

MARCH 2026

COMPLIANCE MANUAL
CODE OF ETHICS

INTRODUCTION TO THE CODE OF ETHICS

This Code of Ethics (“Code”) sets out standards for business conduct for Research Affiliates based on fundamental principles of openness, integrity, honesty, and trust, as well as our fiduciary duties. The purpose of the Code is to convey to our Supervised Persons the importance we place on ethical and lawful conduct, and to educate our Supervised Persons on how to live up to not only the letter of the law, but also to our Company’s core values.

The Company has adopted this Code to outline and prohibit certain types of activities that are deemed to create conflicts of interest or the potential for or the appearance of such a conflict and to outline pre- approval, reporting and review requirements, where appropriate, along with enforcement procedures.

1.	DEFINITIONS

1.1 “Applicable Laws”

“Applicable Laws” means all relevant federal, state and local laws, regulations and rules including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Bank Secrecy Act of 1970, as it applies to fund and investment advisers, Title V of the Gramm-Leach-Bliley Act of 1999, the Sarbanes-Oxley Act of 2002 and any rules adopted by the SEC, Department of Labor or the Department of Treasury.

1.2 “Beneficial Interest” and “Beneficial Owner” of a Reportable Security

In general, a Supervised Person has a “Beneficial Interest” in any Reportable Security or Reportable Account in which he or she has a direct or indirect financial interest. A Supervised Person is presumed to have a “Beneficial Interest” in any Reportable Security or Reportable Account held by a spouse, minor children, relatives who share a Supervised Person’s home or other persons by reason of any contract or other arrangement that provides the Supervised Person with sole or shared voting or investment power over that Reportable Security or Reportable Account.

A Supervised Person generally would be the “Beneficial Owner” of a Reportable Security or Reportable Account that are held a) in his or her own name individually or jointly with another; b) by a bank or broker as nominee or custodian on the Supervised Person’s’ behalf or pledged as collateral for a loan; c) by members of the Supervised Person’s’ immediate family or domestic partner sharing the same household; d) by a relative not residing in the Supervised Person’s’ home if the person is a custodian, guardian, or otherwise has or shares with the Supervised Person control over the purchase, sale, or voting of Reportable Securities; e) by a trust in which the Supervised Person is a trustee or beneficiary and has, or shares, the power to make purchase or sale decisions; f) by a partnership or limited liability company in which the Supervised Person is a general partner or managing member, respectively; g) in a portfolio giving the Supervised Person certain performance related fees; h) by another person or entity pursuant to any agreement, understanding, relationship, or other arrangement giving the Supervised Person direct or indirect pecuniary interest; or i) by a corporation in which the Supervised Person has a control position or in which the Supervised Person has or shares investment control over the portfolio Reportable Securities.

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1.3 “Exchange-Traded Funds”

“Exchange Traded Funds” (“ETFs”) are shares of ownership in funds or depository receipts that hold portfolios of common stocks that closely track the performance and dividend yield of specific indices or securities.

1.4 “Initial Public Offering”

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

1.5 “Limited Offering”

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77(d)(6)) or pursuant to 230.504, 230.505, or 230.506 of this chapter.

1.6 “Non-Reportable Securities”

“Non-Reportable Securities” means (a) shares issued by open-end mutual funds (other than Reportable Funds); (b) securities held in accounts over which a Supervised Person has no direct or indirect influence or control; (c) direct obligations of the U.S. Government; (d) money market instruments – bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; (e) shares of money market funds;

(f) units issued by a unit investment trust (“UIT”) if the trust is invested exclusively in unaffiliated mutual funds; and (g) direct investments in cryptocurrencies* (i.e., owning Bitcoin (BTC), Ether (ETH) or other digital coins or tokens through a digital asset exchange or in private wallets).

*Under current regulatory guidance, cryptocurrencies are considered commodities and not securities; however, this guidance is subject to change and reporting may be required in the future.

1.7 “Purchase or Sale of a Reportable Security”

“Purchase or Sale of a Reportable Security” means any direct or indirect (including through a managed account) purchase, sale, or transfer of a Beneficial Interest in a Reportable Security, including, the writing of an option to purchase or sell a Security or entering into any other contract for the purchase or sale of such Reportable Security, whether or not such contract is conditioned upon certain events.

1.8 “Prohibited Transactions”

“Prohibited Transactions” means a personal securities transaction prohibited by this Code.

1.9 “Reportable Account”

“Reportable Account” means any arrangement where Securities can be purchased or sold at the discretion of the account holder or at the discretion of an appointed third-party manager or trustee for the Beneficial Interest of a Supervised Person. Reportable Account may include a brokerage account, a mutual fund account, a retirement account, a 401(k) account with a self-directed brokerage option (or one that offers any Reportable Fund as an investment option, excluding a RA 401(k) account*), a third-party separately managed account, and a custodial account.

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*Compliance has access to information on the holdings in the RA 401(k) accounts of Supervised Persons.

Accounts holding only Non-Reportable Securities and 529 plans are not Reportable Accounts.

1.10 “Reportable Fund”

“Reportable Fund” means (i) any mutual fund for which the Company may serve as an investment adviser or sub-adviser as defined in section 2(a)(2) of the 1940 Act; or (ii) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

1.11 “Reportable Security” or “Reportable Securities”

“Reportable Security” or “Reportable Securities” means a note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. The terms Reportable Security and Reportable Securities also include any financial instrument whose value is determined by reference to a Reportable Security or Reportable Securities, as defined above (including futures, options on futures, swaps, forward contracts, and other derivative instruments).

Shares issued by ETFs, shares of closed-end funds and indirect investments in cryptocurrencies are Reportable Securities.

1.12 “Secondary Offering”

“Secondary Offering” means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

1.13 “Supervised Persons”

“Supervised Persons” means any employee, partner, officer, or director (or other person occupying a similar status or performing similar functions), of RA or other person who provides investment advice on behalf of RA and is subject to its supervision and control.

2.	GENERAL PRINCIPLES OF CONDUCT

Our philosophy regarding ethics emphasizes our fiduciary duty to our clients and obligations of our Supervised Persons to uphold that fundamental duty. In recognition of the trust and confidence placed in us by our clients, we have adopted the following general principles of conduct to guide our actions.

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2.1 Loyalty to Clients

We are responsible to our clients to

•	Act in a professional and ethical manner at all times.
•	Act for the benefit of the clients and place client interests before our own.
•	Act with independence and objectivity.
•	Act with skill, competence, and diligence.
•	Communicate with clients in a timely and accurate manner.
•	Comply with Applicable Laws and maintain the confidentiality of personal information communicated by our clients.

2.2 Investment Process

We shall

•	Deal fairly and objectively with all clients when providing investment information, making investment recommendations, or taking investment action.
•	Have a reasonable and adequate basis for investment recommendations or actions.
•	When managing a portfolio according to a specific mandate, strategy or style
○	Take investment actions that are consistent with the stated objectives of that portfolio or fund; and
○	Provide adequate disclosures and information so investors can consider whether any proposed changes in the investment style or strategy meet their investment needs.
•	Before providing investment advice or taking investment action on behalf of a client,
○	Understand the client’s investment objectives, tolerance for risk, time horizon, liquidity needs, financial constraints, and any other unique circumstances, and other relevant information; and
○	Determine that an investment is suitable to a client’s financial situation.

2.3 Compliance and Support

We shall

•	Maintain policies and procedures reasonably designed to ensure compliance with Applicable Laws.
•	Appoint a Chief Compliance Officer to administer policies and procedures and to investigate complaints.
•	Maintain records in an easily accessible format for an appropriate period of time.
•	Employ qualified staff and technological resources to monitor investment recommendations and actions.
•	Maintain a business continuity plan to address disaster recovery or periodic disruptions to our business.
•	Oversee that RA and its Supervised Persons comply with Applicable Laws as they apply to RA’s business.

2.4 Performance and Disclosures

We shall present performance data in a fair, accurate, relevant, timely and complete manner and shall

•	Ensure that disclosures are prominent, truthful, accurate, complete, and understandable and are presented in a format that effectively communicates the information.

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•	Include any material facts when making disclosures or providing information to clients regarding RA, our Supervised Persons, investment strategies, and the investment process.
•	Disclose the following:
○	Conflicts of interests generated by any relationships with other entities, other client accounts, fee structures, or other matters;

○	Regulatory or disciplinary action taken against us or our personnel related to professional conduct;
○	Our investment process;
○	Fees and costs charged to clients and the methods for calculating fees and costs; and
○	Significant personnel or organizational changes.

3. AVAILIBILITY OF THE COMPLIANCE MANUAL, CODE OF ETHICS, AND AMENDMENTS

This Manual and any updates to it are posted on the Company’s intranet site, MyRA. All Supervised Persons are required to read the Manual and then certify through RA’s compliance system that they have received and will comply with the Manual and any updates.

4. REPORTING VIOLATIONS

Supervised Persons must comply with the Manual and report any violations of the Code, past or current, and any concerns of potentially foreseeable future violations to the CCO. Failure to do so may be a violation by the non-disclosing member. Retaliation against any Supervised Person who reports a violation is not tolerated, and a Supervised Person who engages in any retaliatory action against another Supervised Person who has reported or is considering reporting a potential violation, is a violation of the Code.

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FIDUCIARY DUTY

1. INTRODUCTION

The Company and its Supervised Persons have an ongoing fiduciary responsibility to the Company’s clients and must ensure that the needs of the clients always come first. The Company holds its Supervised Persons to a high standard of integrity and business practices.

The knowledge of present or future client portfolio transactions and the power to influence client portfolio transactions places an individual in a position where their personal interests might become conflicted with the interests of the Company’s clients. Such conflicts of interest could arise, for example, if securities are bought or sold for personal accounts in a manner that either competes with the purchase or sale of securities for clients which results in an advantageous position for the personal accounts.

As part of our fiduciary duty, we owe to all our clients

•	Duty of care;
•	Duty of loyalty;
•	Duty to act in clients’ best interest;
•	Duty to act with care in handling client matters;
•	Duty to avoid conflicts of interest; and
•	Duty to comply with all Applicable Laws.

Moreover, RA’s breach of fiduciary duty to its clients may constitute a violation of the anti-fraud provisions of the Advisers Act. The fiduciary obligation imposes numerous responsibilities, including the duty to render disinterested and impartial advice; to make suitable recommendations to clients within the context of their total portfolio and in light of their individual needs, financial circumstances and investment objectives; and to exercise a high degree of care to ensure that all material facts are disclosed to clients and accurate representations of its business and other information about Research Affiliates’ services and investment advice are presented using fair, ethical, and equitable practices.

2. EXPLICIT PROHIBITIONS

Research Affiliates oversees the investment advisory activities of its Supervised Persons who act on its behalf. Therefore, Supervised Persons cannot

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Knowingly compete with, aid, or advise any person, firm, or corporation in competing with us in any way, or engage in any activity in which our personal interests in any manner conflict, or might conflict, with those of the Company or our clients.

•	Be employed by or have, directly or indirectly, a significant financial interest in any business that is engaged in the same or similar lines of business as the Company.

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Accept or request, directly or indirectly, any favor or thing of value from any person or firm, negotiating, contracting, or in any way dealing with the Company, if the favor or thing of value might influence negotiations, contracts, or transactions; and if we are offered any favor or thing of value, we shall immediately report it to Compliance.

•	Directly or indirectly, give any favor or thing of value to, or engage in the entertainment of, any person,

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firm, or non-affiliated corporation, negotiating, contracting, or in any way dealing with the Company, except as may be consistent with generally acceptable ethical standards, our policies and procedures, and accepted business practices and not in violation of Applicable Law or client standard of conduct.

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Accept or offer gifts and entertainment; make political or charitable contributions to obtain or retain client business or contracts with government entities inconsistent with, or in violation of, our policies or Applicable Laws. We cannot consider current or anticipated business relationships as a factor in soliciting political or charitable contributions.

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Participate in any negotiations or dealings of any sort with any person or firm in which we individually have, directly or indirectly, an interest, whether through a personal relationship that is more than mere acquaintance, or through stockholding or otherwise, except an ordinary investment not sufficient to in any way affect our judgment, conduct, or attitude in the matter, or give us a personal interest therein.

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Receive, in addition to our regular salary, fees, or other compensation, any money or thing of value, directly or indirectly, or through any substantial interest in any non-affiliated company, or through any personal relationship, for negotiating, procuring, recommending, or aiding in any purchase, sale, or rental of property or any loan made by or to the Company; nor shall we have any financial or other personal interest, directly or indirectly, or through any other non-affiliated corporation or business or through any personal relationship, in a purchase, sale, rental or loan.

•	Give anyone, unless properly authorized, any information of a confidential nature concerning RA, its affiliates, or our clients.

•	Use material non-public information, personally or on behalf of others, for any securities transaction.

3. PROHIBITED PRACTICES

3.1 Third-Party Instructions

Supervised Persons must not accept instructions regarding a client’s account from any person other than the client, unless the client has provided written authorization to Research Affiliates to do so.

3.2 Selling Away

Supervised Persons must not engage in the sale or promotion of any investment advisory service other than for products or services of Research Affiliates without prior written permission from the CCO. Also refer to the Codes’ policies on “Outside Business Activities” and procedures for reporting.

3.3 Prohibited Sales Tactics and Fraudulent Practices

No Supervised Person may engage in fraudulent, deceptive, or manipulative sales practices, such as misrepresenting or omitting material facts. Moreover, Supervised Persons must not engage in any act which is fraudulent, deceptive, or manipulative. Prohibited activities include:

•	Providing unfair fees arrangements;
•	Failure to disclose material facts;
•	Fraudulent representations;
•	Unsuitable recommendations/investments;
•	Falsifying records;
•	Circumvention of industry rules and regulations;

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•	Failure to maintain proper records;
•	Unauthorized transactions in clients’ accounts;
•	Failure to disclose conflicts of interest;
•	Misusing customer funds or securities; or
•	Misusing information gained in a fiduciary capacity.

4. STANDARDS TO PROTECT CLIENTS

Every agreement between Research Affiliates and its clients must be in writing and must disclose, in substance, the services to be provided, the term of the contract, the advisory fee or the formula for computing the fee.

In addition, each advisory agreement will address assignments, notifications, confidentiality of provisions, services and a dispute resolution method.

All fees charged by Research Affiliates shall be stated in the advisory agreement. The anti-fraud provisions of the Advisers Act generally prohibit an investment adviser from charging fees that are unreasonable considering the services to be provided, and/or charging a substantially high fee without disclosing that similar services could be obtained elsewhere at a lower cost.

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INSIDER TRADING

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“1988 Act”) further extends the safeguards of the Securities Exchange Act of 1934 as it pertains to insider trading. This Insider Trading policy is designed to educate, detect, and prevent insider trading at RA, applies to all Supervised Persons, and extends to activities both within and outside a Supervised Person’s duties at RA.

1. DEFINITIONS

1.1 “Insider”

An “Insider” is a person with access to material key information about a publicly traded company before it is announced to the public. Typically, the term refers to corporate officers, directors and key personnel, but may be extended to include family members, relatives and/or others in a position to capitalize on insider information. Persons may be characterized as “temporary” or “constructive” insiders if they have access to material non-public information for a legitimate purpose in the context of performing a service for a particular company (e.g., accountants, attorneys, and service providers).

1.2 “Material Non-Public Information”

“Material Non-Public Information” (or “MNPI”) is any information about a company or a security that is not publicly available and that a reasonable investor would consider relevant when making an investment decision, or information that is reasonably likely to have an effect on the price of a security. If information reasonably influences the purchase, sale or market value of a company’s securities and such information has not yet been publicized in a widely used medium, then it is considered Insider Information.

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The following types of information about a publicly traded company may be considered “Material”: significant changes in financial condition; proposed dividend changes; significant changes from earnings estimates or previously released earnings; significant changes in operations; merger or acquisition proposals or agreements; new products or discoveries; extraordinary management developments; or the purchase or sale of substantial assets.

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Information is generally considered to be “Non-Public” if it was received under circumstances that indicate that it is not yet in general circulation, or if a reasonable person would believe that it was received under an explicit or implicit obligation not to disclose. Information is generally considered to be publicly available if it is available from a news source, together with the passage of enough time for the market to absorb the information.

MNPI is sometimes referred to as “inside information,” meaning that the information was obtained directly or indirectly from the company, their employees, or another credible source. However, MNPI does not have to be obtained from insiders of the company.

1.3 “Misappropriation”

“Misappropriation” refers to the unauthorized, improper, or unlawful use of MNPI for purposes other than that for which it was intended. With respect to insider trading, misappropriation usually occurs when a person who is not a corporate insider trades on the basis of MNPI obtained in breach of a duty owed to the source of the information (typically a corporate insider).

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1.4 “Tipping”

“Tipping” is passing along MNPI to others. A tip occurs when an insider (the “tipper”) discloses MNPI to another person (the “tippee”), which causes the recipient to become an insider and therefore subject to a duty not to trade or pass along the information. Both the tipper and the recipient may be subject to liability for insider trading regardless of whether a benefit was derived from the action.

2.	PENALTIES FOR INSIDER TRADING

An individual, as well as the employer, can be subject to penalties for trading on or communicating MNPI even if he or she does not personally benefit from the use of MNPI. Penalties may include civil and criminal penalties, including jail time of up to 20 years, disgorgement of profits and fines of up to $5 million.

3.	POLICY AND PROCEDURES

RA and its Supervised Persons are prohibited from acting upon MNPI or tipping.

3.1 Prohibitions Against Using MNPI

No Supervised Person shall, either directly or indirectly

•	Purchase, sell, or engage in a transaction, either personally or on behalf of the Company, any client, or any other person, involving any asset while in possession of MNPI;
•	Recommend trading on the basis of MNPI; or
•	Communicate MNPI to any other person except to the CCO or CEO.

If a Supervised Person believes he/she may have MNPI, he/she shall not

•	Trade in or recommend trading in that security (or related securities) or any other security issued by that company unless expressly permitted to do so by the CCO; or
•	Disclose the information to anyone unless expressly permitted to do so by the CCO or CEO.

If a Supervised Person is unsure whether he/she has or may be perceived to have MNPI, he/she should notify Compliance immediately.

3.2 Prohibition on Spreading False Information

Supervised Persons are prohibited, either directly or indirectly, from intentionally creating false information or spreading rumors intended to affect securities prices, or other potentially manipulative conduct.

3.3 Restricted Securities List

RA does not generally maintain a restricted securities list. However, if the Company or its Supervised Persons receive MNPI, Compliance will maintain a restricted securities list (“Restricted List”) and securities on that list (“Restricted Security”) should not be recommended or traded by the Company or its Supervised Persons.

3.4 Violations and Sanctions

Any potential violation of this policy will be reviewed and may result in sanctions or termination of employment for all Supervised Person(s) involved. No Supervised Person will be sanctioned for the reporting of any potential or actual violation of the Company’s Insider Trading policy.

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PERSONAL SECURITIES TRADING AND REPORTING

Under Rule 204A-1 of the Advisers Act, RA’s Supervised Persons must report their personal securities transactions and holdings periodically, and Compliance must review such reports. Supervised Persons are subject to rules and restrictions regarding their personal securities trading and reporting as outlined in the following table:

Security Type:	Permitted:	Pre-Clearance Required:
An individual publicly traded Reportable Security	No	N/A
A derivative instrument which derives its value from any such individual publicly traded Reportable Security (including single-stock ETFs)	No	N/A
Any instrument that is convertible into any individual, publicly traded Reportable Security	No	N/A
Interests in a real estate investment trust	No	N/A
Interests in an initial public offering (“IPO”)	No	N/A
U.S. government bonds, municipal bonds, sovereign bonds	Yes	No
Mutual funds and ETFs (other than single-stock ETFs)	Yes	No
Derivatives on securities market indices or ETFs and options on such derivatives (excluding futures contracts)	Yes	No
Indirect investments in cryptocurrencies	Yes	No
Futures contracts (including stock index futures)	Yes	No
Options on an underlying futures contract	Yes	No
Securities offered in connection with a private investment	Yes	Yes

All transactions in Reportable Securities permitted above must be reported in accordance with Section 2.2 below. Transactions requiring pre-clearance are subject to the procedures in Section 2.3 below.

Transactions in the prohibited securities above apply to any account in which a Supervised Person has a Beneficial Interest, except where: (i) such transaction is conducted through a third-party managed account over which the Supervised Person has no direct or indirect influence or control, (ii) the Supervised Person is selling a security that was acquired prior to the individual becoming a Supervised Person of RA, or (iii) the Supervised Person acquires additional shares of such securities (owned prior to becoming a Supervised Person of RA) by way of corporate actions (e.g., stock dividends), stock option plans or dividend reinvestment plans.

1.	DEFINITIONS

Refer to the Introduction to the Code for all applicable definitions.

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2.	SUPERVISED PERSON REPORTING AND CERTIFICATIONS

RA’s automated compliance system, COMPLYSCI, is used to record and monitor activity and transactions in personal trading accounts, reporting and relevant certifications.

2.1. New Supervised Persons – Initial Holdings and Brokerage Reports

Each new Supervised Person must complete and return to Compliance, the Initial Brokerage Report and Initial Holdings Report forms within 10 days of beginning employment. These reports must contain information that is no older than 45 days before the Supervised Person was hired and must include: (1) the name of any broker, dealer, or bank with whom the Supervised Person maintains an account in which any Securities are held for the Supervised Person’s direct or indirect Beneficial Interest; (2) the name, number of shares, and principal amount of each Security (except Non- Reportable Securities) in which the Supervised Person has direct or indirect Beneficial Ownership; and (3) the date the Supervised Person submits the report. The Supervised Person must also execute documentation necessary for his or her broker, dealer, or bank to automatically deliver either i) statements, holdings and transaction data via COMPLYSCI or ii) duplicate statements. RA does not generally permit Supervised Persons to have an account that does not provide automatic data feeds through COMPLYSCI, subject to limited exceptions.

2.2. Personal Securities Transactions, Accounts and Holdings Reporting and Certifications

On a quarterly basis and no later than 30 days after the end of the calendar quarter, each Supervised Person must submit in COMPLYSCI a report of all Reportable Securities transactions in which the Supervised Person has or acquired any direct or indirect Beneficial Interest or in which the Supervised Person is a Beneficial Owner, including transactions in shares of any mutual fund for which RA acts as an investment adviser or sub-adviser (except those in a RA 401(k) account), containing the following information:

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The date of the transaction (either trade date or settlement date), the title of the security, the ticker symbol, the number of shares and principal amount of each security, and the maturity date and/or the interest rate, if applicable;

•	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
•	The price of the security at which the transaction was effected;
•	The name of the broker, dealer or bank with or through which the transaction was effected;
•	The name and account number of the personal account; and
•	The date the Supervised Person submits the report.

Transactions effected pursuant to an automatic investment plan are exempt from the transaction reporting requirement. This 30-day requirement applies to all Supervised Persons, unless a Supervised Person is granted an extension by the CCO due to a delay caused by medical, personal or other considerations, which will be determined on a case-by-case basis.

Unless provided through direct data delivery feed in COMPLYSCI, paper copies of all brokerage account statements for the relevant quarter must be delivered to Compliance.

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Before January 30 of each year, each Supervised Person must submit in COMPLYSCI a report of all Reportable Accounts and Reportable Securities holdings information as of December 31 of the previous year. The report must include the following information, which must be as of a date no more than 45 days prior to the date the report was submitted:

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The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Supervised Person has any direct or indirect beneficial ownership;

•	The name of the broker, dealer or bank with which the Supervised Person maintains an account in which the securities are held; and
•	The date the Supervised Person submits the report.

2.3. Pre-Clearance Process

Pre-clearance requests for investments in securities offered in connection with a private investment should be submitted in ComplySci using the relevant pre-clearance form. Compliance will respond to any pre-clearance request via ComplySci within one (1) business day of submission by a Supervised Person. Pre-cleared transactions are only valid through one (1) trading day following the date of approval, unless otherwise specified in the approval. If the transaction, or any portion thereof, is not executed within the specified time, the Supervised Person must request approval for the transaction again as outlined above. Compliance may cancel previously pre-cleared trades prior to the transaction being executed.

3.  REPORTABLE ACCOUNTS

Supervised Persons must maintain a current list of Reportable Accounts and other investments not held at a brokerage firm, such as private investments, in COMPLYSCI. Supervised Persons must report to Compliance any new Reportable Accounts within 15 days of opening.

3.1. Third-Party Managed Accounts

Supervised Persons who are grantors or beneficiaries over 1) accounts for which they have “no direct influence or control” or 2) direct-indexing accounts, must provide and certify the following information within ten (10) days of their start date:

•	The name of the third-party discretionary manager, or trustee;
•	The nature of the relationship between the Supervised Person and the third-party discretionary manager or trustee;
•	The custodian where the third-party managed account is held; and
•	Documentation verifying that such account is a third-party managed account.

Brokerage statements for third-party managed accounts do not need to be submitted to Compliance, but certifications attesting to the status of such accounts are required on an annual basis. Compliance maintains the right to request more information as required.

3.2. Accounts Holding Both Reportable and Non-Reportable Securities

Supervised Persons must disclose all accounts that contain both Reportable Securities and Non- Reportable Securities.

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4.  PRIVATE AND LIMITED OFFERINGS

A Supervised Person may not acquire, directly or indirectly, any Beneficial Interest in a security offered as part of a limited or private offering, without obtaining the prior approval of Compliance. This includes any offering exempt from registration under the Securities Act. A Supervised Person should use the process in Section 2.3 above to submit his or her pre-clearance requests.

5.  COMPLIANCE REVIEW

Compliance will review personal securities activity of all Supervised Persons on a periodic basis and will document any potentially material compliance issues as appropriate.

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DISCLOSURE OF OUTSIDE ACTIVITIES

Prior to engaging in an outside activity (“Outside Activity,” as described further below), Supervised Persons must receive approval from their supervisor and Compliance. Examples of Outside Activities that require prior disclosure are those where the Supervised Person will serve as a board member, trustee, employee, manager or officer of a for profit, non-profit, educational or charitable organization.

Outside Activities are activities in which the Supervised Person may spend a significant amount of time on such activity, an activity for which the Supervised Person may receive any monetary compensation, or an activity that Compliance believes could potentially create reputational risk or conflict with the interests of RA or its clients Any changes regarding your Outside Activities must be reported to the CCO immediately. Volunteerism outside of the RA work day is encouraged and exempted from this policy. “Volunteerism” for purposes of this policy means donated time or services that are occasional in nature and does not include board, officer, committee or trustee positions of leadership since these leadership positions can still create risks or conflicts depending upon the nature of these types of activities.

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GIFTS AND ENTERTAINMENT

Supervised Persons may not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of value that could influence their decision-making. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making by a current or potential client.

1. RECEIPT OF GIFTS

Generally, you may not accept from any individual or entity any gifts, services, or other things of more than an aggregate annual value of $250 without pre-approval from Compliance. Excluded are i) gifts received in connection with a bona fide personal relationship (e.g., personal gift received in recognition of a life event, such as a wedding); and ii) items of a purely promotional nature of a minimal value bearing the name or logo of the donor company (e.g., novelties, trinkets).

2. GIVING OF GIFTS

Generally, you may not give to any individual or entity any such gifts, services, or other things of more than an aggregate annual value of $250 without pre-approval from Compliance. You may not give or offer any gifts to representatives of unions, ERISA plans, Taft Hartley Plans, or any governmental plans which exceed applicable federal or state individual, organizational or aggregate limits. Excluded are i) gifts given in connection with a bona fide personal relationship (e.g., personal gift given in recognition of a life event, such as a wedding), and ii) items of a purely promotional nature of a minimal value bearing the applicable name or logo associated with the Company.

3. CASH GIFTS

You may not give, offer, or accept cash gifts or cash equivalents to or from a client or any person or entity that does or seeks to do business with or on behalf of the Company.

4. ENTERTAINMENT

Any entertainment provided or received by a Supervised Person may not appear to be extravagant, excessive or be given with the purpose to obtain, retain, or direct business. Providing entertainment is different than providing a gift since entertainment involves the presence of a RA Supervised Person. As such, business meals and entertainment are exempt from reporting provided the cost is reasonable and customary for the type of entertainment provided. Supervised Persons may not give or offer any entertainment to representatives of unions, ERISA plans, Taft Hartley Plans, or any governmental plans that exceed applicable state or federal individual, organizational or aggregate limits.

5. USE OF COMPLYSCI FOR REPORTING

Supervised Persons should use COMPLYSCI to log any gifts (excluding those subject to the aforementioned exclusions) that are given to persons or entities with which RA is or is seeking to be in a contractual relationship. Additionally, business meals or entertainment expenses of extraordinary value should be reported in COMPLYSCI. Compliance will periodically review such reports and may require additional information from Supervised Persons as needed to ensure compliance with this policy.

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FOREIGN CORRUPT PRACTICES ACT

The U.S. Foreign Corrupt Practices Act (“FCPA”) makes it unlawful for any U.S. company and its related persons to directly or indirectly bribe foreign officials in order to obtain, retain or direct business. Supervised Persons may not directly or indirectly provide anything of value to any foreign official (including any officer or employee, no matter how low-ranking or high-ranking, of a foreign government, government agency, government-owned enterprise or business, political party, or official or candidate for foreign political office) in order to assist RA in obtaining, retaining or directing business.

1. GENERAL RULES

•	Direct payments made to foreign officials in order to obtain, retain, or direct business are prohibited.
•

Third-party payments are prohibited. RA may not make payments to a third-party, such as a foreign partner, sales agent, or other intermediary, with knowledge that all or a portion of the payment will be passed to a foreign official. RA would be deemed to know that an agent or other intermediary will make an improper payment if it is aware of, but consciously disregards, a “high probability” that such a payment will be made.

•	Any suspected violation of the FCPA must be immediately brought to the attention of the CCO.

2. LIMITED EXCEPTIONS

Payment or reimbursement of reasonable and bona fide expenses of a foreign official (e.g., travel and lodging expenses) related to the promotion, demonstration or explanation of a product or service, or to the execution or performance of an agreement with a foreign government may be permitted but require prior written approval of the CCO.

3. RECORD KEEPING AND INTERNAL ACCOUNTING CONTROL PROVISIONS

Any meals, gifts, entertainment, or anything else of value provided to any foreign official, including amounts paid to foreign partners, sales agents or other intermediaries, must be pre-approved by Compliance and reported to RA’s accounting department.

4. ENFORCEMENT AND PENALTIES

The FCPA is enforced jointly by the SEC and the U.S. Department of Justice (“DOJ”). Violators are subject to severe civil and criminal penalties, up to and including imprisonment. The DOJ is responsible for all criminal prosecutions and for civil enforcement against privately held companies. The SEC has civil jurisdiction over publicly held companies.

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POLITICAL CONTRIBUTIONS

The SEC adopted Rule 206(4)-5 under the Advisers Act to protect the beneficiaries of state and municipal pension plans and their participants by limiting the ability of investment advisers to improperly influence the decisions of state and local governmental officials responsible for the hiring of investment advisers. Because RA may provide or seek to provide investment advisory services to state or local pension funds, retirement systems or other governmental plans (“government entities”), it is obligated to monitor certain political activities engaged in and contributions made by the Company and its Supervised Persons.

Under Rule 206(4)-5, it is unlawful for RA to receive compensation for providing advisory services to a government entity for a two-year period after RA or any of its Supervised Persons makes a political contribution to an official of a government entity that can influence the award of advisory business to RA. A “contribution” includes a gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing an election for federal, state or local office. Generally excluded is the donation of time, such as volunteering, as long as RA’s resources (e.g., office space, telephones) are not used for the activity. An “official” means any person who, at the time of the contribution, 1) was an incumbent, candidate or successful candidate for elective office of a government entity and 2) can influence the hiring of an investment adviser by a governmental entity or has the authority to appoint any person who can do so.

Rule 206(4)-5 has a look-back provision that will prevent RA from doing business with a government entity if it or its Supervised Persons have made an impermissible contribution in the prior two years and is therefore a consideration in RA’s employment diligence process. The contribution look-back period for a new Supervised Person engaged in a marketing role is two years and the look-back period for a Supervised Person engaged in a non-marketing role is six months. Depending on the role (marketing or non- marketing) a new Supervised Person fills, prior contributions made during the applicable look-back period can trigger a Rule 206(4)-5 violation. RA requires disclosure of prior political contributions made within the last two years as part of the due diligence conducted on new Supervised Persons.

Political contributions are not prohibited, but limits apply. All Supervised Persons’ political contributions and related activities under Rule 206(4)-5 must be pre- approved by Compliance. Supervised Persons may contribute up to $350 to a candidate per state or local election (primary and general elections are separate) for whom they are entitled to vote, and up to $150 to a candidate per state or local election for whom they cannot vote, without triggering the two-year time-out rule.

Note: Political contributions to federal election candidates (e.g., President, U.S. Senate and U.S. House of Representatives) and PACs that are not controlled by RA or the contributor, are excluded from the above contribution limits, assuming at the time of contribution the candidate was not considered an “official” as defined under Rule 206(4)-5. However, federal campaign law limitations may apply and such contributions are still required to be pre-approved.

RA and its Supervised Persons are prohibited from soliciting or making political contributions for the purpose of obtaining or retaining advisory contracts with state and local government entities, including “solicitation” and “coordination” activities for state and local government campaign contributions. Activities considered to be solicitations include any fundraising attempts within the Company, or with family members, friends, the local community, or vendors, as well as bundling contributions for state and local candidates. In general, Rule 206(4)-5 provides that RA and its Supervised Persons are prohibited from doing anything indirectly, which, if done directly, would result in a violation of the rule.

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To obtain pre-clearance for a political contribution, Supervised Persons must submit a Political Contribution Request in COMPLYSCI and if the request is approved, the Supervised Person may then proceed with the activity. Additionally, Supervised Persons must complete a quarterly Political Contributions Certification in COMPLYSCI. RA will maintain appropriate books and records of each Political Contribution Request. In the event that RA provides investment advisory services to any government plans, it will maintain a list of all government plans to which it provides or has provided investment advisory services in the last five years.

The possible consequences to RA from Supervised Persons or RA making contributions exceeding the maximum amounts could be significant. SEC imposed penalties for violating Rule 206(4)-5 may include forfeiture of investment advisory fees (for a two-year period from the date the inappropriate contribution was made), as well as other fines and sanctions.

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ADMINISTRATION, EXCEPTIONS AND ENFORCEMENT

1. ADMINISTRATION OF THE MANUAL

Compliance will review all reports and information submitted under this Manual. This review will include:

•	An assessment of whether the Supervised Person followed the required procedures;
•	An assessment of any trading patterns that may indicate abuse, including market timing; and
•	Performing any other assessment that may be necessary to determine whether there have been any violations of the Code or Manual.

2. EXCEPTIONS

The CCO may grant written exceptions to provisions of the Code. Such exceptions will be documented in an Exception Log maintained by Compliance.

3. ENFORCEMENT

If Compliance believes that a Supervised Person has materially violated these policies and procedures, they will investigate the matter and provide the Supervised Person with an opportunity to explain the circumstances of the violation and supply additional explanatory material. Compliance shall make a determination as to whether a material violation has occurred. In imposing remedial action, Compliance shall consider all relevant facts and circumstances, the nature and seriousness of the violation, the extent to which the violation reflects a willful disregard of the Supervised Person’s responsibilities under RA’s Code, and the Supervised Person’s history of compliance or non-compliance with RA’s Code. Material and repeated violations will be reported to the GC, who may in turn report such violations to the Management Committee. The Management Committee has discretion to waive any of the above guidelines or take additional action depending on the facts and circumstances of the violation.

Sanctions may include:

•	Oral warnings;
•	Written censures (a copy of which would be placed in the Supervised Person’s personnel file);
•	Disgorgement of profits or restitution to affected clients or funds;
•	Reversal of the transaction;
•	Monetary fines;
•	Suspension or termination of employment;
•	Civil and/or criminal referral to the SEC or other appropriate authorities.

Failure to comply with any sanction may result in additional or more severe sanctions being imposed. Compliance will document disciplinary actions taken against Supervised Persons and a copy of such documentation will be maintained in the Supervised Person’s personnel file. The documentation will include the nature of the cause for the disciplinary action, the specific fines or penalties imposed, and any corrective actions taken by RA.

RA encourages all Supervised Persons to immediately notify Compliance if he/she believes there may have been a violation of the Company’s Code.

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RECORD KEEPING

RA is subject to record-keeping requirements under Rule 204-2 of the Advisers Act and other Applicable Laws. RA is also subject to record-keeping requirements under the 1940 Act for all Investment Company Act funds (mutual funds) it sub-advises.

1. TIME TO KEEP RECORDS

We must make and keep true, accurate, and current books and records relating to our investment advisory business in an easily accessible place for not less than five (5) years. During the first two (2) years, these records must be maintained on site in our offices.

2. STORAGE

Unless otherwise noted below, original records may be archived electronically using a digital storage system that meets the terms of Advisers Act Rule 204-2.

3. STANDARD RETENTION

All records we retain must be arranged and indexed in a way that permits easy location, access and retrieval of any particular record. (See Documentation Procedures.)

We must be able to provide promptly any of the following that the SEC may request:

•	A legible, true, and complete copy of the record in the medium and format in which it is stored;
•	A legible, true, and complete printout of the record;
•	Means to access, view, and print the record; and
•	Separately store, for the time required for preservation of the original record, a duplicate copy of the record on any medium allowed by Rule 204-2.

4. ELECTRONIC RECORDS

For records stored electronically, we shall:

•	Maintain and preserve the records so as to reasonably safeguard them from loss, alteration, or destruction;
•	Limit access to the records to properly authorized personnel and the SEC; and
•	Reasonably ensure that any reproduction of a non-electronic original record on electronic storage media is complete, true, and legible when retrieved.

5. EMAIL

The email communications and business-related social media usage of our Supervised Persons is subject to the aforementioned record-keeping requirements. Records of all incoming and outgoing email communications shall be stored like any other electronically stored records in a manner that permits easy location, access, and retrieval. Copies of all email communications are maintained by an email archiving solution and kept for the period required for that type of record, but for no less than seven (7) years before deletion. Access to email archives is limited to authorized individuals.

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6. MODEL PORTFOLIO AND ASSET ALLOCATION RECOMMENDATIONS

We maintain the initial and final model portfolio and asset allocation, including any modifications thereto, on behalf of any funds we sub-advise. We shall also maintain internal working papers and other records or documents that are necessary to form the basis of any recommendation.

7. CUSTODY

Research Affiliates is deemed to have custody of client assets when it holds, directly or indirectly, client funds or securities or if it has any authority to obtain possession of them. Where Research Affiliates is deemed to have custody of client funds and securities, those assets are held with a Qualified Custodian. See the IM Supplement for more information regarding RA’s custody policy.

8. PORTFOLIO ACCOUNTING RECORDS

Unless otherwise noted, we keep records for five (5) years from the year-end in which the composite or portfolio ceases to exist. The rules for retention include:

•

All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in a notice, circular, advertisement, newspaper article, investment letter, bulletin, factsheet, retrospective, or other communication that we circulate or distribute, directly or indirectly, to one or more persons (other than persons connected with RA); provided, however, that with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance of rate of return of all managed accounts shall be deemed to satisfy these requirements.

•

Worksheets necessary to calculate performance (for so long as we use performance calculations resulting from such records, but not less than five (5) years, or, in the case of mutual funds, six (6) years).

•	Portfolio statements (6 years for mutual funds).

•	Custodial or brokerage statements (6 years for mutual funds).

•	List of portfolios in which we have investment discretion.

•	Management fee invoices.

•	Client letters (performance statements).

•	Limited partnership financial statements.

9. CLIENT DOCUMENTATION

Unless otherwise noted, client documentation is maintained for five (5) years from creation date. The rules for retention include:

•	Advisory contracts and related amendments (any contracts with mutual funds or advisers to mutual

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funds must be retained for six (6) years).

•

Documentation supporting advisory contracts, such as trust agreements, corporate resolutions, and signature lists (any documentation supporting contracts with mutual funds or advisers to mutual funds must be retained for six (6) years).

•	New account set-up sheets (six (6) years for mutual fund portfolios).

•	Electronic copies of all written communications received and copies of all written communication we send relating to:

○	Any recommendation made or proposed to be made and any advice given or proposed to be given;

○	Any receipt, disbursement, or delivery of funds or securities; and

○	The placing or execution of any order to purchase or sell any security.

Note: We are not required to keep any unsolicited market letters or other similar communications of general public distribution not prepared by or for us.

•	A list or other record of all accounts in which we are vested with any discretionary power with respect to the funds, securities, or transactions of any client.

•	All powers of attorney and other evidence of the granting of any discretionary authority by any client to us.

•	All written agreements (or copies thereof) we have entered into with any client or otherwise relating to our business.

•

A copy of each written statement and each amendment or revision thereof, we have given or sent to any client, such as Form ADV or a company brochure, and a record of the dates that each written statement and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently became a client.

•	All written acknowledgements of receipt obtained from clients evidencing receipt of Form ADV or company brochure.

10. MARKETING MATERIALS AND SOCIAL MEDIA POSTS

Marketing materials are retained for five (5) years after the end of the fiscal year when last used (or, with respect to RA’s social media sites, when first posted). The rules for retention and applicable materials include:

•	All marketing materials used in advertising.

•	One-on-one presentation materials.

•	Responses to requests for proposal (“RFPs”) and requests for information (“RFIs”).

A copy of any advertisement offering any report, analysis, publication, or other investment advisory service to one or more persons. We are not required to keep a record of the names and addresses of the persons to whom it was sent except that if such advertisement is distributed to persons named on any list, we shall retain with the copy of such notice, circular, or advertisement a memorandum describing the list and the source thereof.

•

A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communication that we circulate or distribute, directly or indirectly, to 10 or more persons (excluding persons connected with RA).

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•

All written communications relating to the performance or rate of return of any portfolios. This includes accounts, books, internal working papers, and other documents necessary to form the basis for, or demonstrate the calculation of performance of, any portfolios. This also includes any communication related to predecessor performance.

•

Any agreements with solicitors, evidence of our efforts to confirm compliance by any solicitors with such agreements, a signed and dated acknowledgment of receipt of our Form ADV Part 2A and 2B (or brochure containing the same information), the written disclosure statement and the Solicitor’s Disclosure Document by each client in connection with any such solicitation agreement.

•	Posts to RA’s Twitter and LinkedIn sites, and any business communications that may occur through RA’s social media accounts.

11. COMPLIANCE RECORDS

Compliance maintains the following records for five (5) years:

•	The Manual, Code and all amendments thereto, for a period of five (5) years from their last effective date.

•	A list of all Supervised Persons during the period.

•	Quarterly Political Contributions Certifications.

•	Personal Investment Transaction Reports.

•	Initial and Quarterly Brokerage Reports.

•	Initial and Quarterly Holdings Reports.

•	Acknowledgements of receipt of the Compliance Manual and understanding of policies and procedures.

•	Electronic records of brokerage account holdings and securities transactions supplied by brokers into COMPLYSCI or paper brokerage account statements, if applicable.

•	Any records documenting our annual review of our compliance policies and procedures.

•	Any pre-clearance decisions and the reasons supporting such decisions.

•	Records of violations of the Code and actions taken as a result of the violations.

12. CORPORATE AND ACCOUNTING RECORDS

The following records are kept for five (5) years:

•	Journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.

•	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income, and expense accounts.

•	Financial statements (balance sheets, income statements, annual financial statements).

•	Trial balances.

•	Invoices.

•	Bank records (e.g., checkbooks, bank statements, canceled checks, and cash reconciliations).

•	Corporate/business tax-related documents.

•	Bills or statements (or copies thereof), paid or unpaid.

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•

Records relating to our status as a limited liability company, including any charters, minute books, and evidence of interests shall be kept and maintained on our premises for three (3) years after we are registered as an investment adviser.

•	Records required to be created and maintained pursuant to the Business Continuity Plan.

13. HUMAN CAPITAL RECORDS

All employment records are maintained by Human Resources and the following documents are kept for five (5) years:

•	Employment Applications

•	Resumes

•	Offer Letters

•	Employment Agreements

•	Payroll Authorization forms (W-4/EDD forms)

•	Records of change in payroll rate, title, etc.

•	Notices of leave of absence, etc.

•	Notices of commendation, warning, discipline or termination

•	Miscellaneous

○	Background checks

○	Reference checks

○	Investigative files for harassment, discrimination claims, etc.

○	I-9s

○	Medical Enrollment Forms (may contain confidential medical information)

○	Family/Medical Leave request forms (if nature of illness is included)

○	Return-to-work releases

○	Worker compensation records

○	Any other medical information

14. RESEARCH MATERIALS

All research materials, including those used to prepare and maintain models for our investment strategies, are retained for five (5) years. If the product of the research is used in marketing materials, then the time requirement listed in the section for marketing materials applies.

15. OTHER DOCUMENTS

Unless otherwise noted, the following documents are kept for five (5) years:

•	Vendor contracts.

•	Any agreements relating to our business.

Records for all transactions relating to mutual funds we manage or sub-advise shall be maintained for seven (7) years.

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16. DESTRUCTION OF DOCUMENTS

Supervised Persons shall not destroy any Company records at any time without first obtaining the written approval of the General Counsel.

17. DOCUMENTATION PROCEDURES

All records may be archived electronically using a digital storage system that meets the terms of Advisers Act Rule 204-2.

17.1 Safekeeping of Physical Documents

Where physical documents are maintained, documents should be preserved in an organized manner readily available and easily accessible. Documents for the previous two (2) full calendar years must be maintained at our main offices with older documents stored and preserved in an appropriate documentation storage facility. Each department is responsible for the safekeeping and preservation of relevant hard-copy documents and should maintain a log of physical files, including where they are located.

Documentation shall be stored in files with appropriate file labels to indicate its contents. The file labels should indicate at a minimum the subject matter, year and detail of the contents.

17.2 Labeling of Confidentiality or Privileged Communication

Confidential documents, whether in electronic or physical hardcopy paper form, must be labeled “Confidential” in order to give notice of its confidentiality to those who come into contact with the document. Documentation subject to a protected relationship between RA’s in-house attorney or outside counsel and a Supervised Person shall be labeled as a “Privileged.”

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ELECTRONIC COMMUNICATIONS

1.  POLICY

All RA business communications are to be made exclusively through RA’s controlled services, which are RA email, Zoom and Slack (researchaffiliates.slack.com) (together, the “Approved Services”). With limited exceptions, Supervised Persons are not allowed to engage in RA business communications through personal email accounts, text messages, or messages on unapproved communications platforms (e.g., WhatsApp, Signal, Telegram) on business and personal devices. However, text messaging may occasionally be used for limited administrative purposes during the course of business. Examples of such administrative purposes include: (i) sending a message to a colleague regarding calendar or schedule updates in connection with a business meeting, (ii) responding to emergency notifications sent through the firm’s emergency communication system, and (iii) identity verification for purposes of multi-factor authentication/account access, financial transactions related to a Supervised Person’s role, and/or identity verification in response to an unsolicited communication or request in accordance with firm cybersecurity measures.

Furthermore, the Bloomberg communication system may only be used for administrative matters, such as contacting the help desk for support or scheduling a meeting. All communications conducted through the Approved Services remain the property of RA and thus no privacy rights are afforded to these business communications by Supervised Persons.

Supervised Persons will be sanctioned for failure to comply with this policy regarding electronic communications, particularly regarding the use of personal accounts and/or devices to conduct RA business. Sanctions may include, but not be limited to, termination of employment.

2. ELECTRONIC COMMUNICATIONS

2.1 Electronic Communications Procedures (“ECP”)

The following procedures are designed to ensure that reasonable electronic communication standards are consistently adhered to.

Correspondence: All electronic communications sent or received by a Supervised Person to or from a client, potential client, service provider or another Supervised Person, including email, instant messaging, and social media messages, regarding RA’s advisory business, should be treated in the same manner and with the same importance as if such communication was sent or received in paper format. In addition, such communication is subject to the record-keeping requirements under the Advisers Act. See our Record Keeping Policy for more information. Supervised Persons who send or receive the written electronic communication must ensure that such communication is maintained in accordance with RA’s books and record-keeping retention requirements. This includes assessing if the communication falls within the definition of what must be retained, and taking appropriate steps to retain documents that do.

Email: Supervised Persons must take care in sending both internal and external emails. Certain emails that are sent to more than one person (including clients) may be advertisements that are subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in creating such emails as would be taken when creating a new marketing or promotional piece. Please see our Marketing, Advertising, and Social Media Policy for more information.

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Supervised Persons should be aware that the emails they send or receive through RA’s Approved Services are maintained by RA and are subject to monitoring by Compliance or others, as permitted or required by law, at any time and without notice to the Supervised Person.

Instant Messaging: Instant messaging is a form of electronic communication that allows one user to communicate with another user in real time. The same procedures that apply to emails listed above, apply to a Supervised Person’s use of instant messaging on RA’s approved messaging platforms, Zoom and Slack.

Zoom Recordings: In order to comply with applicable regulations, including privacy laws and record- keeping requirements, video recordings through Zoom are prohibited unless approval has been granted to an individual or group by the Zoom Admin team. Zoom recordings are only permitted for legitimate business purposes, such as webinars or video interviews, and such uses must comply with relevant firm policies and procedures. To request approval for a Zoom recording, please email zoomadmin@rallc.com with the business purpose and date of recording.

Performance Materials: RA is required to maintain originals of all written communications received and sent relating to performance or rate of return of any managed account or securities recommendation, as well as records of any documents used to support performance claims in communications delivered to any person. The same procedures that apply to emails listed above, apply to a Supervised Person’s distribution of performance materials.

2.2 Harassment and Discrimination

Messages on RA’s voicemail, email or instant messaging systems are subject to the same policies regarding harassment and discrimination as are any other workplace communications. Offensive, harassing, or discriminatory content or inappropriate language such as profanity, in any message, is strictly prohibited, and any such use will subject the Supervised Person to disciplinary action, including termination.

2.3 Security

All Supervised Persons should limit the amount of confidential non-public client information or proprietary information that is transmitted electronically to only that which is necessary and required to conduct one’s job. All electronic communications containing confidential information must adhere to all procedures and requirements outlined in RA’s Privacy Policies and Procedures.

2.4 Reporting Problems

The CISO and CCO must be notified if a Supervised Person discovers that: 1) confidential non-public information or sensitive and/or inside information regarding RA’s clients or business has been lost, disclosed to unauthorized parties or suspected of being lost or disclosed; 2) unauthorized use of RA’s systems has taken place, or is suspected of taking place; or 3) passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed. In addition, all unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to the CISO as one of these issues may indicate a computer virus infection or similar security problem. Refer to the IT and Information Security Policy for more information.

2.5 Monitoring and Surveillance Program

RA has the right to monitor (which includes, without limitation, the right to access, intercept, disclose, record or review) all communications created, delivered and/or stored on RA devices and systems. Thus,

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Supervised Persons should be mindful that their emails, social media sites and instant messages may be reviewed on a random basis. At any time, RA’s compliance or IT teams may require a Supervised Person to provide them with any of their electronic access codes, user names and/or passwords.

Erasure Not Reliable: RA maintains communication firewalls and has retained the services of a third party to archive all incoming and outgoing emails on the Company server. All Supervised Persons should be aware that erasing messages may not be permanent, and erased messages can be retrieved for review purposes. Supervised Persons should not assume an erased message will remain private.

Message Access: Communications on the Company’s voicemail, email, or instant messaging systems are to be accessed only by the intended recipient and by others at the direct request of the intended recipient. Any attempt by persons other than those authorized to access messages on any of these systems will constitute a serious violation

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